UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
July 12, 2013
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
Acquisition of The Lodge at Trails Edge
On June 18, 2013, Steadfast Income REIT, Inc. (the “Company”), through SIR Trails Edge, LLC (“SIR Trails Edge”), an indirect, wholly-owned subsidiary of the Company, acquired from a third party seller a fee simple interest in a 268-unit multifamily residential community located in Indianapolis, Indiana, commonly known as The Lodge at Trails Edge (the “Trails Edge Property”). SIR Trails Edge acquired the Trails Edge Property for an aggregate purchase price of $18,400,000, excluding closing costs. SIR Trails Edge financed the payment of the purchase price for the Trails Edge Property with a combination of (1) proceeds from the Company’s public offering and (2) the assumption of an existing mortgage loan from NorthMarq Capital, LLC, pursuant to the requirements of the Federal Home Loan Mortgage Corporation (“Freddie Mac”) Capital Markets Execution Program, in the original principal amount of $11,432,000, as further assigned (the “Lodge Loan”). As of the closing date, the outstanding principal balance of the Lodge Loan was $10,954,683.
Acquisition of Arbors of Carrollton
On July 3, 2013, the Company, through SIR Arbors, LLC (“SIR Arbors”), an indirect, wholly-owned subsidiary of the Company, acquired from a third party seller a fee simple interest in a 131-unit multifamily residential community located in Carrollton, Texas, commonly known as Arbors of Carrollton (the “Arbors Property”). SIR Arbors acquired the Arbors Property for an aggregate purchase price of $8,800,000, excluding closing costs. SIR Arbors financed the payment of the purchase price for the Arbors Property with a combination of (1) proceeds from the Company’s public offering and (2) the assumption of existing mortgage loans from CBRE Capital Markets, Inc. (“CBRE”), pursuant to the requirements of the Freddie Mac Capital Markets Execution Program, in the original principal amounts of $5,300,000 and $1,000,000, as further assigned (the “Arbors Loan”). As of the closing date, the outstanding principal balances of the Arbors Loan were $5,254,881 and $992,619, respectively.
Acquisition of Waterford on the Meadow
On July 3, 2013, the Company, through SIR Waterford, LLC (“SIR Waterford”), an indirect, wholly-owned subsidiary of the Company, acquired from a third party seller a fee simple interest in a 350-unit multifamily residential community located in Plano, Texas, commonly known as Waterford on the Meadow (the “Waterford Property”). SIR Waterford acquired the Waterford Property for an aggregate purchase price of $23,100,000, excluding closing costs. SIR Waterford financed the payment of the purchase price for the Waterford Property with a combination of (1) proceeds from the Company’s public offering and (2) the assumption of existing mortgage loans from CBRE, pursuant to the requirements of the Freddie Mac Capital Markets Execution Program, in the original principal amounts of $14,015,000 and $2,799,000, as further assigned (the “Waterford Loan”). As of the closing date, the outstanding principal balances of the Waterford Loan were $13,892,659 and $2,778,147, respectively.
On July 12, 2013, the Company distributed a press release announcing the completion of the acquisition of the Trails Edge Property, Arbors Property and Waterford Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit    Description

99.1	Press release, dated July 12, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	July 12, 2013	By:	/s/ Ella Shaw Neyland
Ella Shaw Neyland
President

EXHIBIT INDEX

Exhibits    Description

99.1	Press release, dated July 12, 2013